AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Separate Account No. 65
Separate Account No. 49
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Retirement Strategies
Retirement Cornerstone Series

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: October 16, 2009.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler	By:	/s/ Stephen M. Joenk

Name:	Kenneth Beitler	Name:	Stephen M. Joenk
Title:	Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Maury A. Koating	By:	/s/ Christine Nigro

Name:	Maury A. Koating	Name:	Christine Nigro
Title:	Vice President	Title:	President

AXA DISTRIBUTORS, LLC

Attest:	/s/ Stephen M. Joenk	By:	/s/ James Shepherdson

Name:	Stephen M. Joenk	Name:	James Shepherdson
Title:	Senior Vice President	Title:	Executive Vice President

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